UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2019
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35159 (Commission File Number)	27-2228185 (I.R.S. Employer Identification Number)
7171 Southwest Parkway Building 300, Suite 200 Austin TX (Address of principal executive offices)	78735 (Zip code)
Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors (the “Board”) of Thermon Group Holdings, Inc. (the “Company”), on the recommendation of the nominating and corporate governance committee of the Board, appointed each of John U. Clarke and Roger L. Fix as directors of the Company, effective as of July 26, 2019. In connection with the appointment of Messrs. Clarke and Fix, the Board increased its size from seven to nine members effective as of the same date.

Messrs. Clarke and Fix are each appointed to serve as directors until the Company’s next annual meeting of shareholders in 2020. Effective as of July 26, 2019, Mr. Clarke has also been appointed to serve on the audit, compensation and nominating and corporate governance committees of the Board, and Mr. Fix has been appointed to serve on the compensation, nominating and corporate governance and finance committees of the Board.

John U. Clarke, age 66. Mr. Clarke currently serves as a partner of Turnbridge Capital, LLC, a private equity firm investing in companies focused primarily on energy services and equipment and infrastructure, a position that Mr. Clarke has held since 2011. From 2004 through 2009, Mr. Clarke served as the chief executive officer and executive chairperson of NATCO Group, Inc., a publicly-traded oilfield equipment manufacturer and related services provider. During a two decade period beginning in the mid-1970s, Mr. Clarke served as the chief financial officer or in other senior executive positions at several large, publicly-traded, energy-related companies, including Transco Energy Company, Cabot Oil & Gas Corp., and Dynegy Inc. Mr. Clarke also served as a Managing Director of Simmons & Company from 1996 to 1997. Previously, Mr. Clarke has served as a director of Glori Energy, Inc. from 2011 to 2015, Tesco Corporation from 2011 to 2013 and Penn Virginia Corporation from 2009 to 2016. Mr. Clarke earned a B.A. in Economics from the University of Texas and an M.B.A. from Southern Methodist University. Mr. Clarke brings significant managerial experience at publicly-traded companies to the Board, including as both a chief executive officer and chief financial officer.

Roger L. Fix, age 66. Mr. Fix currently serves as the non-executive chairman of the board of Flowserve Corporation (“Flowserve”), an international supplier of engineered pumps, valves, automation, and services to the oil, gas, chemical, power and other general industries, a position he has held since 2017. Mr. Fix served as the President and Chief Executive Officer of Standex International Corporation (“Standex”), a publicly traded diversified manufacturing and marketing company from 2003 to 2014. Mr. Fix was Standex’s Chief Operating Officer from 2001 to 2002. Mr. Fix served on the Standex board of directors from 2001 to 2017 and was non-executive chairman of Standex from 2014 to 2016. Before joining Standex, Mr. Fix was employed by Outboard Marine Corporation, a marine manufacturing company, as Chief Executive Officer and President from 2000 to 2001 and Chief Operating Officer and President during 2000. Mr. Fix served as Chief Executive Officer of John Crane Inc., a global manufacturer of mechanical seals for pump and compressor applications in the process industry, from 1998 to 2000 and as its President - North America from 1996 to 1998. Mr. Fix was President of Xomox Corporation, a manufacturer of process control valves and actuators, from 1993 to 1996. Mr. Fix has served as a director of Commercial Vehicle Group, Inc. since 2014 and of Flowserve since 2006. Mr. Fix holds a M.S. in Mechanical Engineering from The University of Texas at Austin and a B.S. in Mechanical Engineering from the University of Nebraska. Mr. Fix brings significant experience in industrial manufacturing and international business to the Board, as well as significant experience as a chief executive officer of a publicly-traded company.

There is no arrangement or understanding between each of Messrs. Clarke or Fix, on the one hand, and any other person, on the other hand, pursuant to which he was selected as a director. There are no transactions involving the Company, on the one hand, and either of Messrs. Clarke or Fix, on the other hand, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Each of Messrs. Clarke and Fix will receive compensation for his Board service in accordance with the Company’s standard compensatory arrangement for non-employee directors and is eligible to participate in the Amended and Restated Thermon Group Holdings, Inc. 2011 Long-Term Incentive Plan, under which each has been awarded a pro-rated annual grant of shares of Company common stock with a grant date market value of approximately $23,750. A description of the compensatory arrangement for non-employee directors is set forth under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 14, 2019, which may be adjusted by the Board from time to time. Each of Messrs. Clarke and Fix have entered into an indemnification agreement with the Company, the form of which was previously filed with the SEC on April 1, 2011.

The Board has determined that each of Messrs. Clarke and Fix is independent under the listing standards of the New York Stock Exchange and applicable law.

On July 26, 2019, the Company issued a press release announcing the appointment of Messrs. Clarke and Fix as directors and the appointment of John T. Nesser III as chairman of the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 26, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMON GROUP HOLDINGS, INC.

Date: July 26, 2019	By:	/s/ Ryan Tarkington
	Name:	Ryan Tarkington
	Title:	General Counsel & Corporate Secretary